UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2004

GEN-PROBE INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

1.

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On September 10, 2004, Gen-Probe Incorporated converted prior grants of an aggregate of 40,000 shares of restricted common stock previously issued to Mr. Henry L. Nordhoff, Gen-Probe’s President and Chief Executive Officer, in August 2003 and June 2004 under The 2003 Incentive Award Plan of Gen-Probe Incorporated, into 40,000 shares of deferred issuance restricted stock awards.

     The 40,000 shares of deferred issuance restricted stock awards are subject to the same vesting terms as the prior restricted stock awards. The award for 20,000 shares originally granted on August 15, 2003 vests as follows: 10,000 shares on August 15, 2005, 5,000 shares on August 15, 2006 and 5,000 shares on August 15, 2007; the award for 20,000 shares originally granted on June 1, 2004 vests as follows: 5,000 shares on June 1, 2005, then 1/48th of the shares vest monthly thereafter over the following three years. Subject to vesting in accordance with their terms, the vested deferred issuance restricted stock awards will be issued to Mr. Nordhoff at the earlier of his election or upon the termination of his employment with Gen-Probe Incorporated.

2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN-PROBE INCORPORATED

	By:	/s/ Herm Rosenman

Date: September 16, 2004		Herm Rosenman Chief Financial Officer and Vice President, Finance

3.